UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 19, 2008
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 19, 2008, Broadpoint Securities Group, Inc. (the “Company” or “Tenant”) entered into a Sixth Amendment to Sub-Lease Agreement (the “Amendment”), amending a Sub-Lease Agreement dated August 12, 2003, as previously amended, by and between the Company and Columbia 677, L.L.C. (“Landlord”), a New York limited liability company, for the lease of office space in a building (the "Building") located at 677 Broadway, Albany, New York (the “Sub-Lease”).  Pursuant thereto and on certain conditions specified therein, the parties agree that Tenant shall be entitled to surrender the entire 12th floor of the Building consisting of 6,805 square feet of space (the “Surrender Premises”), reducing Tenant’s rentable square footage of leased property in the Building to 2,953 square feet.

Tenant must vacate the Surrender Premises on or before June 30, 2008 (the “Surrender Date”).  In consideration of Landlord agreeing to the surrender of the Surrender Premises, Tenant must pay Landlord Three Hundred Eighty-Eight Thousand Seven Hundred Three Dollars and 44/100 ($388,703.44) (the "Surrender Fee").  If Tenant fails to vacate the Surrender Premises (or any portion thereof) on the Surrender Date, Tenant must pay $50,000 per month for such failure.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment dated June 19, 2008 executed by and between the Company and Landlord, which is included with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

10.1 - Sixth Amendment to Sub-Lease Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By: /s/ Robert I. Turner
Name:  Robert I. Turner
Title:    Chief Financial Officer

Dated: June 25, 2008